Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(4,235,717)
Unrealized Gain (Loss) on Market Value of Futures	6,878,277
Dividend Income	692
Interest Income	766
Total Income (Loss)	$2,644,018

Expenses
Investment Advisory Fee	$38,635
Brokerage Commissions	4,612
NYMEX License Fee	966
SEC & FINRA Registration Expense	775
Non-interested Directors' Fees and Expenses	659
Prepaid Insurance Expense	435
Total Expenses	$46,082
Net Income (Loss)	$2,597,936

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/11	$74,789,162
Net Income (Loss)	2,597,936

Net Asset Value End of Month	$77,387,098
Net Asset Value Per Unit (1,600,000 Units)	$48.37

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502